EXHIBIT 99

                     EVCI ISSUES GUIDANCE FOR RECORD REVENUE
                    AND NET INCOME FOR FIRST QUARTER OF 2003

Yonkers, New York, April 7, 2003 - EVCI Career Colleges Incorporated (Nasdaq:
EVCI) estimates revenues of approximately $5.8 million for the first quarter ended March 31, 2003, an increase of 48% versus revenues of approximately $3.9 million in the comparable 2002 quarter.

EVCI also estimates net income of approximately $800,000 or $0.14 per share for the first quarter of 2003, versus approximately $27,000 or $0.01 for the first quarter of 2002.

Richard Goldenberg, CFO said, "As evidenced by our estimated first quarter results, we have positioned EVCI for record revenues and profits for the year 2003."

Dr. John J. McGrath, EVCI's CEO and President commented, "Our rapid growth of revenue and profit proves our strategy of concentrating our efforts in a unique targeted niche within the post-secondary education market. Serving economically disadvantaged students is both financially rewarding and socially beneficial because we are enhancing the academic and professional growth of our students."

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THE REVENUE AND NET INCOME ESTIMATES IN THIS RELEASE ARE BASED ON PRELIMINARY
NUMBERS THAT ARE SUBJECT TO REVIEW AND POSSIBLE ADJUSTMENT.

THE FORWARD LOOKING STATEMENT IN THIS RELEASE REGARDING EVCI BEING POSITIONED FOR RECORD REVENUE AND PROFIT IN 2003, REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN ASSUMPTIONS, RISKS AND UNCERTAINTIES. THESE INCLUDE: EVCI'S ABILITY TO OPERATE AND GROW MAY DEPEND ON ITS ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL CAPITAL; REDUCTIONS IN FEDERAL OR STATE TUITION GRANTS WOULD ADVERSELY AFFECT ENROLLMENTS AND REVENUE; PROBLEMS WITH REGULATORS COULD ADVERSELY AFFECT OUR SCHOOL; COMPETITION FOR STUDENTS IS LIKELY TO INCREASE; ECONOMIC AND MARKET CONDITIONS MAY NOT BE FAVORABLE FOR EVCI; AND THE OTHER SPECIFIC RISK FACTORS DESCRIBED IN EVCI'S FILINGS WITH THE SEC, INCLUDING ITS MOST RECENT FORM 10-KSB. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED BY ANY FORWARD-LOOKING STATEMENTS. EVCI UNDERTAKES NO OBLIGATION TO UPDATE THE INFORMATION IN THIS PRESS RELEASE.